Press Release
Media & Investor Contact: Joel Abramson 703 682 6301

AES Announces the Acquisition of DPL Inc. and Issues 2012 Adjusted EPS Guidance of $1.27 to $1.37

ARLINGTON, Va, April 20, 2011 – The AES Corporation (NYSE: AES) today announced that it has executed a definitive agreement under which AES has agreed to acquire DPL Inc. (NYSE: DPL) in a transaction valued at $4.7 billion on an enterprise value basis.  Upon closing of the transaction, DPL will become a wholly-owned subsidiary of AES.  DPL is the parent company of the Dayton Power & Light Company (DP&L).

Under the terms of the agreement, AES has agreed to pay $30 per share in cash to DPL shareholders.  AES will pay a total of $3.5 billion in cash for the equity and assume $1.2 billion in net debt for a total transaction value of $4.7 billion.  AES has committed bridge financing in place from Bank of America Merrill Lynch.  Permanent financing will include a combination of non-recourse debt, the re-issuance of corporate debt at AES that was temporarily paid down in 2010 and cash on hand.

“We are concentrating our growth efforts in a few key markets, including the U.S. utility sector, where we see opportunities to leverage our global platform of 40,500 MW and 11.5 million utility customers,” said Paul Hanrahan, President and Chief Executive Officer of AES.  “The DPL acquisition is expected to be value and earnings accretive, benefiting from the regional scale provided by our nearby utility business at Indianapolis Power & Light Company.”

DPL serves over 500,000 customers in West Central Ohio through its subsidiaries, DP&L and DPL Energy Resources.  Formed 100 years ago, DP&L is a regulated electric utility with a demonstrated commitment to its customers and community.  DPL operates over 3,800 MW of power generation facilities and provides competitive retail energy services to industrial and commercial customers.

“Throughout our history, DPL has continually adapted to meet the changing needs of our communities and customers.  DPL can now best serve our stakeholders by joining AES to create a larger U.S. utility platform to benefit customers and shareholders,” said Glenn Harder, Chairman of the Board of Directors of DPL.

DPL will remain a standalone business, with local management and corporate functions, but will be able to leverage the best practices and resources of AES’ global portfolio.  DPL headquarters will remain in Dayton, customers will continue to be served by DP&L and the company will continue to use the DP&L name.

AES has a successful history in the U.S. utility sector with its investment in Indianapolis Power & Light Company (IPL).  After AES acquired IPL, it invested over $500 million in environmental controls, while maintaining rates that are among the lowest in Indiana and earning attractive after-tax returns for AES.  Additionally, IPL has excelled at customer service, recently ranking in the top quartile in a national study of 121 utilities by JD Power & Associates.

The consummation of the transaction is subject to approval of DPL shareholders, the Public Utilities Commission of Ohio (PUCO), the Federal Energy Regulatory Commission (FERC), and the antitrust review under Hart-Scott-Rodino Act. Approvals are expected to be completed within six to nine months.

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Bank of America Merrill Lynch acted as financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to AES in connection with the transaction.

Guidance

Shown below is AES’ previously issued 2011 guidance adjusted solely for the DPL acquisition costs of approximately $0.11 per share.

AES also announced guidance for 2012. When compared to 2011, guidance for 2012 benefits from (i) $0.05 to $0.07 DPL acquisition; (ii) full-year contributions from projects AES has coming on-line in 2011; and (iii) year-over-year improvements in operations.

Table 1: Key Elements of 2011-2012 Guidance

	Post-DPL Acquisition 2011 Guidance	2012 Guidance
Adjusted EPS (a non-GAAP financial measure)	$0.97-$1.03	$1.27-$1.37
Proportional Free Cash Flow (a non-GAAP financial measure)	$750-$950 million	$1,200-$1,400 million
Parent Operating Cash Flow	$1,200-$1,300 million	$1,400-$1,600 million

See Attachments for a complete list of 2011 guidance elements and reconciliations to GAAP.

Non-GAAP Financial Measures

See 2011-2012 Financial Guidance for definitions of Adjusted Earnings Per Share, Free Cash Flow, Proportional Free Cash Flow as well as reconciliations to the most comparable GAAP financial measure.

Attachments

2011 Financial Guidance, 2012 Financial Guidance.

Conference Call Information

AES will host a conference call on Wednesday, April 20, 2011 at 8:30 a.m. Eastern Daylight Time (EDT). Interested parties may listen to the teleconference by dialing 1-800-857-6557 at least ten minutes before the start of the call.  International callers should dial +1-415-228-4653. The participant passcode for this call is 42011. Internet access to the presentation materials will be available at 7:30 a.m. EDT on the AES website at www.aes.com by selecting “Investor Information” and then “Presentations and Webcasts.”

A telephonic replay of the call will be available from approximately 11:00 a.m. EST on Thursday, April 20, 2011 through Thursday, May 11, 2011.  Callers in the U.S. please dial 1-800-879-6416.  International callers should dial +1-203-369-3991.  The system will ask for a passcode; please enter 42011.  A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company with generation and distribution businesses.  Through our diverse portfolio of thermal and renewable fuel sources, we provide affordable and sustainable energy to 28 countries. Our workforce of 29,000 people is committed to operational excellence and meeting the world's changing power needs.  Our 2010 revenues were $17 billion and we own and manage $41 billion in total assets.  To learn more, please visit www.aes.com.

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About DPL

DPL Inc. (NYSE: DPL) is a regional energy company. DPL was named one of Forbes' "100 Most Trustworthy Companies" for the second consecutive year in August 2010.

DPL's principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER). DP&L, a regulated electric utility, provides service to over 500,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major industrial and commercial customers. DPL, through its subsidiaries, owns and operates approximately 3,800 megawatts of generation capacity, of which 2,800 megawatts are low cost coal-fired units and 1,000 megawatts are natural gas and diesel peaking units.

Additional Information and Where to Find it

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  In connection with the proposed merger, DPL will file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement and other relevant materials. The definitive proxy statement will be sent or given to the stockholders of DPL. Before making any voting or investment decision with respect to the merger, investors and stockholders of DPL are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by DPL with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. These materials can also be obtained, when available, without charge, by directing a request to DPL at communications@dplinc.com.

Participants in the Solicitation

DPL and AES and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from DPL stockholders in connection with the merger. Information about AES’ directors and executive officers is set forth in AES’ 2011 proxy statement on Schedule 14A filed with the SEC on March 3, 2011 and its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 28, 2011, respectively. Information about DPL’s directors and executive officers is set forth in its 2011 proxy statement on Schedule 14A filed with the SEC on March 18, 2011. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the definitive proxy statement that DPL intends to file with the SEC.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience. Additional assumptions include those listed in this release and our general ability to finance and close the transaction with DPL at rates of return consistent with our projections.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors including without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; difficulties with the integration process or the realization of the benefits of the transaction; general economic conditions in the regions and industries in which AES and DPL operate; and litigation or regulatory matters involving antitrust and other issues that could affect the closing of the transaction. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’ 2010 Annual Report on Form 10-K. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2010 Annual Report on Form 10-K dated on or about February 25, 2011 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

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THE AES CORPORATION

2011 FINANCIAL GUIDANCE ELEMENTS(1)

2011 Updated Financial Guidance (as of 4/20/2011)
Proportional Adjustment
	Consolidated	Factors(2)	Proportional

Income Statement Elements

Gross Margin	$4,000 to 4,200 million	$1,550 million	$2,450 to 2,650 million

Adjusted Gross Margin	$4,850 to 5,050 million	$1,850 million	$3,000 to 3,200 million

Diluted Earnings Per Share From Continuing Operations	$0.93 to 0.99

Adjusted Earnings Per Share Factors(3)	$0.04(4)

Adjusted Earnings Per Share(3)	$0.97 to 1.03(4)

Cash Flow Elements

Net Cash From Operating Activities	$2,650 to 2,850 million	$1,250 million	$1,400 to 1,600 million

Operational Capital Expenditures (a)	$775 to 850 million	$250 million	$525 to 600 million

Environmental Capital Expenditures (b)	$75 to 100 million		$75 to 100 million

Maintenance Capital Expenditures (a + b)	$850 to 950 million	$250 million	$600 to 700 million

Free Cash Flow (5)	$1,750 to 1,950 million	$1,000 million	$750 to 950 million

Subsidiary Distributions(6)	$1,200 to 1,300 million

Reconciliation of Free Cash Flow

Net Cash from Operating Activities	$2,650 to 2,850 million	$1,250 million	$1,400 to 1,600 million

Less: Maintenance Capital Expenditures	$850 to 950 million	$250 million	$600 to 700 million

Free Cash Flow (5)	$1,750 to 1,950 million	$1,000 million	$750 to 950 million

Reconciliation of Adjusted Gross Margin

Gross Margin	$4,000 to 4,200 million	$1,550 million	$2,450 to 2,650 million

Depreciation & Amortization	$1,250 to 1,350 million	$300 million	$950 to 1,050 million

General & Administrative	$450 million		$450 million

Adjusted Gross Margin(3)	$4,850 to 5,050 million	$1,850 million	$3,000 to 3,200 million

(1)	2011 Revised Guidance is based on expectations for future foreign exchange rates and commodity prices as of March 31, 2011, as well as other factors set forth in "Guidance" in the Press Release.

(2)
AES is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company.  Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure).  Proportional metrics present the Company’s estimate of its share in the economics of the underlying metric.  The Company believes that the Proportional metrics are useful to investors because they exclude the economic share in the metric presented that is held by non-AES shareholders.  For example, Operating Cash Flow is a GAAP metric which presents the Company’s cash flow from operations on a consolidated basis, including operating cash flow allocable to noncontrolling interests.  Proportional Operating Cash Flow removes the share of operating cash flow allocable to noncontrolling interests and therefore may act as an aid in the valuation of the Company.  Proportional metrics are reconciled to the nearest GAAP measure.  Certain assumptions have been made to estimate our proportional financial measures.  These assumptions include:  (i) the Company’s economic interest has been calculated based on a blended rate for each consolidated business when such business represents multiple legal entities; (ii) the Company’s economic interest may differ from the percentage implied by the recorded net income or loss attributable to noncontrolling interests or dividends paid during a given period; (iii) the Company’s economic interest for entities accounted for using the hypothetical liquidation at book value method is 100%; (iv) individual operating performance of the Company’s equity method investments is not reflected and (v) all intercompany amounts have been excluded as applicable.

(3)
Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of the consolidated entity due to (a) mark-to-market amounts related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) significant gains or losses due to dispositions and acquisitions of business interests, (d) significant losses due to impairments, and (e) costs due to the early retirement of debt. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company's internal evaluation of financial performance. Factors in this determination include the variability due to mark-to-market gains or losses related to derivative transactions, currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retire debt, which affect results in a given period or periods.  Adjusted earnings per share should not be construed as an alternative to earnings per share, which is determined in accordance with GAAP.  Non-GAAP financial measure as reconciled in the table.

(4)	Reconciliation of Adjusted EPS includes unrealized foreign currency losses of $0.03, derivative losses of $0.02, debt retirement losses of $0.01 and gain on disposition of assets of $0.02.

(5)
Free Cash Flow is reconciled above.  Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures (including environmental capital expenditures).  AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt.Measures for definition.

(6)
Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which are determined in accordance with GAAP.  Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries' business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company.  The reconciliation of difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature.  These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

THE AES CORPORATION

2012 FINANCIAL GUIDANCE ELEMENTS(1)

2012 Financial Guidance (as of 4/20/2011)
Proportional Adjustment
	Consolidated	Factors(2)	Proportional

Income Statement Elements

Diluted Earnings Per Share From Continuing Operations	$1.15 to 1.25

Adjusted Earnings Per Share Factors(3)	$0.12(4)

Adjusted Earnings Per Share(3)	$1.27 to 1.37(4)

Cash Flow Elements

Net Cash From Operating Activities	$3,300 to 3,500 million	$1,275 million	$2,025 to 2,225 million

Operational Capital Expenditures (a)	$925 to 1,025 million	$250 million	$675 to 775 million

Environmental Capital Expenditures (b)	$100 to 150 million	$25 million	$75 to 125 million

Maintenance Capital Expenditures (a + b)	$1,025 to 1,175 million	$275 million	$750 to 900 million

Free Cash Flow (5)	$2,200 to 2,400 million	$1,000 million	$1,200 to 1,400 million

Subsidiary Distributions(6)	$1,400 to 1,600 million

Reconciliation of Free Cash Flow

Net Cash from Operating Activities	$3,300 to 3,500 million	$1,275 million	$2,025 to 2,225 million

Less: Maintenance Capital Expenditures	$1,025 to 1,175 million	$275 million	$750 to 900 million

Free Cash Flow (5)	$2,200 to 2,400 million	$1,000 million	$1,200 to 1,400 million

(1)
2012 Guidance is based on expectations for future foreign exchange rates and commodity prices as of March 31, 2011, except for Brazilian Real (BRL), as well as other factors set forth in "Guidance" in the Press Release.  2012 BRL reflects a consensus rate of 1.69, which is 7% stronger than forward as of March 31, 2011.

(2)
AES is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company.  Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure).  Proportional metrics present the Company’s estimate of its share in the economics of the underlying metric.  The Company believes that the Proportional metrics are useful to investors because they exclude the economic share in the metric presented that is held by non-AES shareholders.  For example, Operating Cash Flow is a GAAP metric which presents the Company’s cash flow from operations on a consolidated basis, including operating cash flow allocable to noncontrolling interests.  Proportional Operating Cash Flow removes the share of operating cash flow allocable to noncontrolling interests and therefore may act as an aid in the valuation of the Company.  Proportional metrics are reconciled to the nearest GAAP measure.  Certain assumptions have been made to estimate our proportional financial measures.  These assumptions include:  (i) the Company’s economic interest has been calculated based on a blended rate for each consolidated business when such business represents multiple legal entities; (ii) the Company’s economic interest may differ from the percentage implied by the recorded net income or loss attributable to noncontrolling interests or dividends paid during a given period; (iii) the Company’s economic interest for entities accounted for using the hypothetical liquidation at book value method is 100%; (iv) individual operating performance of the Company’s equity method investments is not reflected and (v) all intercompany amounts have been excluded as applicable.

(3)
Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of the consolidated entity due to (a) mark-to-market amounts related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) significant gains or losses due to dispositions and acquisitions of business interests, (d) significant losses due to impairments, and (e) costs due to the early retirement of debt. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company's internal evaluation of financial performance. Factors in this determination include the variability due to mark-to-market gains or losses related to derivative transactions, currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retire debt, which affect results in a given period or periods.  Adjusted earnings per share should not be construed as an alternative to earnings per share, which is determined in accordance with GAAP.  Non-GAAP financial measure as reconciled in the table.

(4)	Reconciliation of Adjusted EPS includes unrealized foreign currency losses of $0.03, derivative losses of $0.01, and debt retirement losses of $0.08.

(5)
Free Cash Flow is reconciled above.  Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures (including environmental capital expenditures).  AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt.Measures for definition.

(6)
Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which are determined in accordance with GAAP.  Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries' business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company.  The reconciliation of difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature.  These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.